Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended September 30, 2008 (the “Form 10-Q”) of Community Shores Bank Corporation (the “Issuer”).
     I, Heather D. Brolick, President and Chief Executive Officer of the Issuer, certify that to my knowledge:
(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.
Dated: November 13, 2009

/s/ Heather D. Brolick
Heather D. Brolick
President and Chief Executive Officer